EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 20, 2005, accompanying the consolidated financial statements of Mexco Energy Corporation appearing in the Annual Report on Form 10-K for the year ended March 31, 2005, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
February 10, 2006